                                                                     EXHIBIT 1




                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

     MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of this 16th day of May, 2000, by and between Advatex Associates, Inc., a Delaware corporation having its principal place of business at 605 West 48th Street, New York New York 10036 ("Advatex"), Logical Acquisition Corp., a Delaware corporation having its principal place of business at 605 West 48th Street, New York, New York 10036 ("LAC"), Color Acquisition Corp., a Delaware corporation having its principal place of business at 605 West 48th Street, New York, New York 10036 ("CAC"), Logical Imaging Solutions, Inc., a California corporation having its principal place of business at 1920 East Warner Avenue, Santa Ana, California 92705 ("Logical") and Color Image, Inc., a Georgia corporation having its principal place of business at 4350 Peachtree Industrial Boulevard, Suite 100, Norcross, Georgia 30071 ("Color").

     WHEREAS, Advatex, which presently has 5,470,000 shares of Common Stock, par value $.01 per share ("Advatex Common Stock") outstanding, shall use its best efforts to cause its stockholders to approve a 1-for-6.07778 reverse stock split (the "Reverse Split"), resulting in approximately 900,000 shares of Advatex Common Stock outstanding (the "Advatex Common Shares").

     WHEREAS, LAC and CAC each is a wholly owned subsidiary of Advatex and is each authorized to issue 200 shares of common stock, par value $.01 (referred to respectively as the "LAC Shares" and the "CAC Shares"), all of which such LAC Shares and CAC Shares are issued and outstanding and owned by Advatex.

     WHEREAS, the respective Boards of Directors of Advatex, LAC, CAC, Logical and Color (collectively the "Companies") deem it advisable and generally to the advantage and welfare of the Companies, and their respective stockholders, that (i) LAC be merged with and into Logical (the "Logical Merger") and (ii) CAC be merged with and into Color (the "Color Merger") under the terms and conditions hereinafter set forth (the Logical Merger and the Color Merger are referred to collectively herein as the "Mergers"), the Mergers to be effected pursuant to the California General Corporation Law, the Georgia Business Corporation Code and the Delaware General Corporation Law and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

     1. Vote on Mergers and Related Matters. (a) LAC, CAC, Logical and Color (the "Constituent Corporations") shall each, as soon as practicable but prior to closing, and in no event later than 30 days after the execution and delivery hereof, (i) cause a special meeting of its stockholders to be called to consider and vote upon the applicable Merger on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such stockholders as is necessary to approve the applicable Merger. If the Mergers are approved in accordance with the applicable state laws, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing"), and Certificates of Merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Mergers shall be executed and filed with the Secretary of State of the States of California, Georgia and Delaware as promptly as possible thereafter. The Certificates of Merger for each of the Color Merger and Logical Merger (referred to collectively herein as the "Certificate of Merger") so filed shall be substantially in the forms of Exhibit A annexed hereto with respect to the Logical Merger and Exhibit B annexed hereto with respect to the Color Merger, with such changes therein as the Boards of Directors of the Constituent Corporations shall mutually approve.

          (b) As soon as practicable, but in no event more than 75 days after the date hereof, Advatex shall cause a special meeting of its stockholders to be called to consider and vote upon (i) a Certificate of Amendment to Advatex's Certificate of Incorporation to approve the change of name of the Company to "Color Image, Inc." (the "Name Change") and the Reverse Split, and (ii) the transacting of such other business as may properly come before the meeting or any adjournment thereof.

     2. Representations, Warranties and Covenants of Logical and Color. Logical and Color, each on behalf of itself, represents and warrants as follows, except to the extent set forth on the Schedule of Exceptions annexed hereto and made a part hereof ("Schedule of Exceptions"):

          (a) Logical and Color each is, and on the effective date of the Mergers (the "Effective Date") will be, duly organized and validly existing corporations in good standing under the laws of their respective states of incorporation and in such other jurisdictions as they are qualified to do business. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, on a fully diluted basis, the shares of capital stock and other equity interests in (i) Logical as are set forth on Schedule A attached hereto and incorporated herein, and (ii) Color as are set forth on Schedule B attached hereto and incorporated herein, all of which such capital stock and equity interests are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable. On the Effective Date there will be no, issued or outstanding rights, options or warrants to purchase any capital stock or equity interest in Logical or Color, including but not limited to any common stock of Logical or Color or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for common stock of either Logical or Color, as applicable. On the Effective Date, up to 147,000 warrants to purchase common stock of Logical which were in effect prior to the Effective Date shall be converted into warrants to purchase common stock of Advatex. The outstanding equity interests of each of Logical and Color have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and from any applicable registration requirements of the various states.

          (b) Neither Logical nor Color has, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

          (c) Logical and Color have, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any required stockholder or other third party approval in accordance with the laws of the States of California and Georgia, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of each of Logical and Color and, prior to the Closing Date, by the respective stockholders of each of Logical and Color. This Agreement has been duly executed and delivered by Logical and Color and constitutes a valid and binding obligation of Logical and Color, enforceable against each of them in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws hereafter in effect relating to creditors' rights.

          (d) Logical and Color are qualified or licensed as foreign corporations in all jurisdictions where their respective business or ownership of assets so requires, except where the failure to be qualified or licensed would not have a material adverse effect on the respective businesses of Logical and Color, as applicable. Neither the business of Logical nor the business of Color requires either to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

          (e) The financial statements of each of Logical and Color, consisting of their respective Balance Sheets as at December 31, 1999 and 1998, their respective Statements of Income (Loss) for the fiscal years ended December 31, 1999 and 1998, their respective Statement of Stockholders' Equity for the two years ended December 31, 1999 and 1998, and their respective Statements of Cash Flows for the years ended December 31, 1999 and 1998, have been audited by independent public accountants and fairly present the financial position, results of operations and other information purported to be shown therein, at the date and for the respective periods to which they apply. The interim financial statements of each of Logical and Color, consisting of their respective Balance Sheets as at March 31, 2000, and their respective Statements of Income (Loss) for the three months ended March 31, 2000, fairly present the financial position, results of operations and other information purported to be shown therein of Logical and Color, at the date and for the respective periods to which they apply. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals. All such financial statements (together, the "Financial Statements") are incorporated herein and made a part hereof.

          (f) To the knowledge of Logical and Color, there has not been, and on the Effective Date there will not have been in the aggregate, any material adverse change in the condition, financial or otherwise, of Logical or Color from that set forth in the Financial Statements, as applicable.

          (g) Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving Logical or Color since March 31, 2000 in an amount in excess of $150,000.

          (h) There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against either Logical or Color (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than liabilities incurred in the ordinary course of business or taxes incurred on earnings since March 31, 2000, which such liabilities, individually or in the aggregate for each of Logical and Color respectively, are in an amount greater than $150,000. This representation shall survive for a period of one (1) year following the date of Closing; provided, however, that any representation as to tax liabilities (and related penalties, interest and costs) shall survive indefinitely.

          (i) All federal, state, county and local income, excise, property and other tax returns required to be filed by Logical or Color have been filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the Financial Statements. The federal income tax returns and state and foreign income tax returns of each of Logical and Color have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to either Logical or

Color or any of their respective operations or businesses. There are no pending, or to the knowledge of Logical or Color, as applicable, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Logical or Color, as applicable, threatened, tax examinations by any taxing authorities. Neither Logical nor Color has given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Logical or Color, as applicable, for any year.

          (j) Except as provided for in the Financial Statements, both Logical and Color, as applicable, have, and on the Effective Date will have, good and marketable title to all of their respective furniture, fixtures, equipment and other assets as set forth in the Financial Statements, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the Financial Statements.

          (k) Logical and Color each is the owner of its respective inventory as set forth in the Financial Statements and each has good and marketable title thereto.

          (l) The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by Logical and Color in the ordinary course of business.

          (m) A copy of all agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which Logical or Color, as applicable, is or on the Effective Date will be, a party, or from which either Logical or Color will receive substantial benefits and which are material to Logical and Color (collectively, "Contracts"), have been delivered to Advatex and LAC. A list of such Contracts as to Logical is attached hereto as Schedule C, and a list of such Contracts as to Color is attached hereto as Schedule D each of which such schedules shall be amended at the Effective Date to reflect any Contracts entered into between the date hereof and the Effective Date. Neither Logical nor Color is now, nor will be on the Effective Date, in material default under any Contract. The validity and enforceability of, and rights of Logical and Color, as applicable, contained in, each such Contract shall not be adversely effected by the Mergers or the transactions contemplated hereby or any actions taken in furtherance hereof.

          (n) There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to either of Logical or Color's knowledge, as applicable, threatened, involving Logical or Color, individually or in the aggregate in which an unfavorable determination could result in suspension or termination of either Logical or Color's business or authority to conduct such business in any jurisdiction or could result in the payment by either Logical or Color of more than $50,000, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Logical and Color's best knowledge, as applicable, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Neither Logical nor Color is a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of either Logical or Color, as applicable.

          (o) Since March 31, 2000 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers, directors or stockholders of either Logical or Color, (ii) no loans made to or any other transactions with any of the officers, directors or stockholders of either Logical or Color or their families, and (iii) no dividends or other distributions declared or paid by either Logical or Color.

          (p) Both Logical and Color have, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to their respective businesses which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to both Logical and Color, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been delivered to Advatex, CAC and LAC. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and neither Logical nor Color have received any notice of cancellation of any such policies.

          (q) Schedule E and Schedule F, respectively, set forth descriptions of Logical's and Color's patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, and other intellectual property. Neither Logical nor Color has knowledge of any infringements by either of them, as applicable, of any third party's intellectual property.

          (r) Since their respective inceptions, Logical and Color have, and on the Effective Date will have, in all material respects operated their respective businesses and conducted their respective affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on their respective businesses or property.

          (s) Except as set forth on the Schedule of Exceptions, there are, and on the Effective Date there will be, no loans, leases or other Contracts outstanding between either of Logical and Color and any of their respective officers, directors or any person related to or affiliated with any such officers or directors.

          (t) Except as set forth on the Schedule of Exceptions, during the past five year period neither Logical nor Color, nor any of their respective officers or directors, nor any person intended upon consummation of the Mergers to become an officer or director of either Logical, Color, Advatex or any successor entity or subsidiary, has been the subject of:

               (1) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Logical or Color or such person, or any partnership in which Logical or Color or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which Logical or Color or any such person was an executive officer at or within two years before the time of such filing;

               (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

               (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Logical or Color or any such person from, or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

               (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

          (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Logical or Color or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (5) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

          (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. All items described in clauses (1) through (6) above are collectively referred to herein as "Bad Events."

          (u) Neither Logical nor Color has any pension plan, profit sharing or similar employee benefit plan, except as set forth on the Schedule of Exceptions.

          (v) Except for the consent and approval of the stockholders of each of Logical and Color and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Logical or Color of this Agreement and (ii) the consummation by Logical and Color of the Mergers and by Logical and Color of all other transactions contemplated hereby. This Agreement has been duly executed and delivered by Logical and Color and constitutes the legal, valid and binding obligation of both Logical and Color, enforceable against each of them in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (w) Neither Logical nor Color knows of any person who rendered any service in connection with the introduction of Advatex, LAC, CAC, Logical or Color to any of the other Companies other than G-V Capital Corp. ("G-V"), and they know of no claim by anyone other than G-V for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby.

          (x) No employees of either Logical or Color are on strike or to the best of their respective knowledge threatening any strike or work stoppage. Neither Logical nor Color has any obligations under any collective bargaining or labor union agreements nor is either Logical or Color involved in any material controversy with any of its employees or any organization representing any of its employees.

          (y) None of the Exhibits and Schedules furnished by Logical or Color contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (z) The execution and delivery by each of Logical and Color of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Logical and Color will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which either Logical or Color, as applicable, is now a party or by which either of them or any of their respective assets or properties are bound; (ii) the Certificate of Incorporation or the By-laws of both Logical and Color, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Logical and Color or any of their respective businesses or properties wherein such breach could have a material adverse effect on Logical or Color or any of their respective businesses or properties.

          (aa) The stockholders of both Logical and Color are acquiring the shares of Advatex \ Common Stock to be issued to them as a result of the Mergers for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act.

          (bb) To the best of their respective knowledge, neither Logical nor Color is in violation of any federal, state or local environmental law or regulation.

          3. Representations and Warranties of LAC and CAC. LAC and CAC, each solely on behalf of itself, represents and warrants as follows:

          (a) LAC and CAC are, and on the Effective Date will be, duly organized and validly existing corporations in good standing under the laws of the State of Delaware, authorized to issue only the LAC Shares and CAC Shares, as applicable. On the Effective Date there will be issued and outstanding all of the LAC Shares and CAC Shares, which shall be fully paid and nonassessable and all of which shall be owned by Advatex. There are no, and on the Effective Date there will be no issued or outstanding options or warrants to purchase LAC Shares or CAC Shares or any issued or outstanding securities of any nature convertible into LAC Shares or CAC Shares, or any agreements or understandings to issue any LAC Shares or CAC Shares, options or warrants.

          (b) Both LAC and CAC have been organized solely for the purpose of consummating the Mergers and, since their inception and through the Closing, have not had and will not have any business activity of any nature other than those related to its organization or as contemplated by this Agreement.

          (c) LAC and CAC have, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors and sole shareholder of both LAC and CAC.

          (d) Since their inception, neither LAC nor CAC have issued or committed themselves to issue, and to the Effective Date will not issue or commit to issue, any LAC Shares or CAC Shares or any options, rights, warrants, or other securities convertible into LAC Shares or CAC Shares, except for the issuance of the LAC Shares and the CAC Shares to Advatex.

          (e) Except for the consent and approval of the stockholders of Logical and Color, the filing of the Certificate of Merger and approval by Advatex stockholders of the Name Change and Reverse Stock Split, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by LAC or CAC of this Agreement and (ii) the consummation by LAC or CAC of the Mergers and the other transactions contemplated hereby.

          (f) The execution and delivery by LAC and CAC of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by LAC and CAC will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which LAC or CAC is now a party or by which either of them or any of their respective assets or properties are bound or their respective Certificates of Incorporation, as amended, or the by-laws of LAC or CAC, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over LAC or CAC or any of their respective businesses or properties.

          (g) There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against Advatex (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the financial statements of Advatex delivered to Logical and Color, other than liabilities incurred in the ordinary course of business or taxes incurred on earnings since March 31, 2000, which such liabilities, individually or in the aggregate, are in an amount greater than $150,000. This representation shall survive for a period of one (1) year following the date of Closing; provided, however, that any representation as to tax liabilities (and related penalties, interest and costs) shall survive indefinitely.

          4. Representations and Warranties of Advatex. Advatex represents and warrants as follows:

          (a) Advatex is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 20,000,000 shares of Advatex Common Stock. On the Effective Date, giving effect to the Reverse Split, there will be issued and outstanding no more than approximately 900,000 shares of Advatex Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. On the Effective Date, the total liabilities of Advatex, including but not limited to, legal, accounting and all other fees and expenses incurred by Advatex in connection with this Agreement, shall not exceed $75,000. On the Effective Date, Advatex shall have cash on hand in an amount equal to or greater than the sum of $950,000 and the amount of all of its liabilities. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of Advatex Common Stock or any issued or outstanding securities of any nature convertible into shares of Advatex Common Stock. There is no proxy or any other agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any shares of Advatex Common Stock.

          (b) Except as set forth below, the business of Advatex since 1997 has been limited primarily to the search for an acquisition or merger partner and certain transactions described in its filings with the Commission (the "SEC Filings"), and except for transactions related to conversion of debt or other obligations and merger or acquisition activities of one of its subsidiaries, and other matters disclosed in the SEC Fillings, it has not engaged in any other business or activity since 1997.

          (c) Advatex is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of Advatex does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

          (d) Advatex has, and on the Effective Date will have no subsidiaries except for LAC, CAC and Alorex Corp. Alorex Corp. does not have, and on the Effective Date shall not have, any assets or liabilities.

          (e) The financial statements of Advatex, consisting of its Balance Sheets as at December 31, 1999 and 1998, and its Statement of Operations for the fiscal years ended December 31, 1999 and 1998, its Statement of Stockholders' Equity as of December 31, 1999 and 1998, and its Statement of Cash Flows for the fiscal years ended December 31, 1999 and 1998, all together with accompanying notes, have been audited by independent public accountants, are complete and correct in all material respects, present fairly the financial position of Advatex and the results of operations and changes in financial position for the respective periods ended on such dates, and were prepared in accordance with generally accepted accounting principles consistently applied during the periods. The financial statements of Advatex for the period ended March 31, 2000 are complete and correct in all material respects, present fairly the financial position of Advatex and the results of operations and changes in financial position for such period, have been reviewed by independent public accountants and were prepared in accordance with generally accepted accounting principles consistently applied. All the financial statements referenced herein regarding Advatex are collectively referred to as the "Advatex Financial Statements."

          (f) There has not been, and on the Effective Date there will not have been, any material change in the financial condition of Advatex from that set forth in the Advatex Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and the incurring of expenses and liabilities relating to this Agreement not in excess of $75,000 in the aggregate and (iii) conversions of debt and other obligations into Advatex Common Stock prior to the effectiveness of the Reverse Split.

          (g) There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against Advatex (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued), except for (i) liabilities not in excess of $75,000 in the aggregate for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of Advatex's business or taxes incurred on earnings since March 31, 2000 not in excess of $10,000 in the aggregate.

          (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by Advatex have been filed and all required taxes, fees or assessments have been paid. The federal income tax returns and state and foreign income tax returns of Advatex have not been audited by the IRS or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Advatex or any of its operations or business, there are no pending, or to the knowledge of Advatex threatened, tax claims or assessments, and there are no pending, or to the knowledge of Advatex threatened, tax examinations by any taxing authorities. Advatex has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Advatex for any year.

          (i) Advatex has, and on the Effective Date will have, no fixtures, furniture, equipment, inventory or accounts receivable.

          (j) Advatex has, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party, except as described in the Advatex Financial Statements, the SEC filings or as set forth on Schedule G attached hereto and made a part hereof.

          (k) There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to Advatex's knowledge threatened in writing, against Advatex, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to Advatex's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against Advatex. Advatex is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Advatex.

          (l) Since March 31, 2000, other than as disclosed in the SEC Filings, there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Advatex; (ii) no loans made to or transactions with any officer or director of Advatex; (iii) no dividends or other distributions declared or paid by Advatex; and (iv) no purchase by Advatex of any of its common shares.

          (m) Since March 31, 2000, other than as disclosed in the SEC Filings, Advatex has not issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any additional common shares or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement or in connection with conversion of debt or other payables into Advatex Common Stock prior to the effectiveness of the Reverse Split.

          (n) Advatex has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. Advatex has no knowledge of any infringements by it of any third party's intellectual property.

          (o) Advatex has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

          (p) On the Effective Date there will be no loans, leases commitments, arrangements or other contracts of any kind or nature outstanding between (i) Advatex and (ii) any officer or director of Advatex or any person related to or affiliated with any officer or director of Advatex.

          (q) During the past five year period, no officer or director of Advatex has been the subject of any Bad Event.

          (r) Advatex has no pension plan, profit sharing or similar employee benefit plan.

          (s) Except for the consent and approval of the Board of Directors of Advatex to the Mergers and the consent and approval of the holders of Advatex Common Stock to the Reverse Split and the Name Change, and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Advatex of this Agreement and
(ii) the consummation of the Mergers and the other transactions contemplated hereby. Advatex has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been, or will be prior to the Effective Date, duly approved by the Board of Directors of Advatex. This Agreement has been duly executed and delivered by Advatex and constitutes the legal, valid and binding obligation of Advatex enforceable against it in accordance with the terms hereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (t) Advatex knows of no person who rendered any service in connection with the introduction of Advatex, LAC, CAC, Logical or Color to each other except for G-V, and that it knows of no claim by anyone other than G-V for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby.

          (u) Advatex has no employees.

          (v) None of the information supplied or to be supplied by or about Advatex to Logical and Color concerning the Mergers contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (w) The execution and delivery by Advatex of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Advatex will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Advatex is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation, as amended, or the bylaws of Advatex, in each case as amended; or (iii) any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Advatex or any of its business or properties.

          (x) To the best of its knowledge, Advatex is not in violation of any federal, state or local environmental law or regulation.

          (y) There are no claims pending, or the knowledge of Advatex threatened, against Advatex by any stockholder of Advatex.

          (z) Schedule H attached hereto sets forth the names and addresses of each Advatex stockholder of record, as supplied by Advatex's transfer agent, and the number of shares owned by each of them.

          5. Representations to Survive Closing. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of Advatex, LAC, CAC, Logical or Color pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of two
(2) years from the Effective Date.

          6. Surviving Corporation. The surviving corporation of the Logical Merger shall be Logical and the surviving corporation of the Color Merger shall be Color. Each of their respective names, identities, certificates of incorporation, by-laws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Mergers, except as described in the Certificate of Merger.

          7. Treatment of Shares of Constituent Corporations. The terms and conditions of the Mergers, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the Constituent Corporations are as follows:

          (a) The equity interests in Logical shall be converted by virtue of the Logical Merger, and at the Effective Date, into approximately 3,000,000 newly issued shares of Advatex Common Stock ("Advatex Common Shares"), on the basis of 1.84843 Advatex Common Shares for each one share of common stock of Logical, without any action on the part of the holders thereof. The actual number of Advatex Common Shares to be issued to each Logical stockholder shall be rounded to the nearest whole number. The equity interests in Color shall be converted by virtue of the Color Merger, and at the Effective Date, into approximately 3,000,000 newly issued Advatex Common Shares, on the basis of 15 Advatex Common Shares for each one share of common stock of Color, without any action on the part of the holders thereof. The actual number of Advatex Common Share to be issued to each Color stockholder shall be rounded to the nearest whole number. After the Effective Date, each holder of a common equity interest in Logical prior to the Logical Merger shall be entitled upon surrender to receive from LAC a certificate representing the number of Advatex Common Shares to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such Advatex Common Shares. After the Effective Date, each holder of a common equity interest in Color prior to the Color Merger shall be entitled upon surrender to receive from CAC a certificate representing the number of Advatex Common Shares to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such Advatex Common Shares. Until so surrendered, any outstanding certificates or other documentation which, prior to the Effective Date, represented a common equity interest in either Logical or Color shall be deemed for all corporate purposes to evidence ownership of Advatex Common Shares into which such common equity interests shall have been converted. Upon such surrender, the equity interests of Logical and Color so surrendered shall be owned of record and beneficially by Advatex. Upon conversion, any fractional shares resulting from conversion shall be rounded to the nearest whole number of Advatex Common Shares.

          (b) Following the effectiveness of the Reverse Split, there shall be no change in the ownership of the outstanding Advatex Common Shares from that in existence immediately prior to the Mergers.

          (c) The 147,000 currently existing warrants of Logical, exercisable at $5.00 per share of the common stock of Logical shall be replaced by 271,719 warrants to purchase Advatex Common Shares at $ 2.70 per share, with such other terms as the parties shall deem appropriate.

          (d) The separate existence and corporate organization of LAC and CAC, except insofar as they may be continued by statute, shall cease on Effective Date, and Logical and Color each shall become a wholly owned subsidiary of Advatex.

     8. Rights and Liabilities of Surviving Corporation. (a) On and after the Effective Date, Logical, as the surviving corporation of the Logical Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of LAC; all debts due to LAC on whatever account shall be vested in Logical; all claims, demands, property, rights, privileges, powers, franchises and every other interest of LAC shall be as effectively the property of Logical as they were of LAC; the title to any real estate by deed or otherwise in LAC shall not revert or be in any way impaired by reason of the Logical Merger, but shall be vested in Logical; all rights of creditors and all liens upon any property of LAC shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of LAC shall thenceforth attach to Logical and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and Logical shall indemnify and hold harmless Advatex and the officers and directors of LAC against all such debts, liabilities, and duties, and against all claims and demands arising out of the Logical Merger.

          (b) On and after the Effective Date, Color, as the surviving corporation of the CAC Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of CAC; all debts due to CAC on whatever account shall be vested in Color; all claims, demands, property, rights, privileges, powers, franchises and every other interest of CAC shall be as effectively the property of Color as they were of CAC; the title to any real estate by deed or otherwise in CAC shall not revert or be in any way impaired by reason of the Color Merger, but shall be vested in Color; all rights of creditors and all liens upon any property of CAC shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of CAC shall thenceforth attach to Color and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and Color shall indemnify and hold harmless Advatex and the officers and directors of CAC against all such debts, liabilities, and duties, and against all claims and demands arising out of the Color Merger.

     9. Further Assurances of Title. As and when requested by Logical or Color, or by any of their respective successors or assigns, LAC or CAC, as applicable, shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as Logical or Color may deem necessary or desirable in order to vest in and confirm to Logical or Color, as applicable, title to and possession of the property acquired by Logical and Color by reason or as a result of the Mergers, and otherwise to carry out the intent and purposes hereof, and the officers and directors of Logical, Color and Advatex are fully authorized in the name of Logical, Color or Advatex or otherwise to take any and all such action.

     10. Conditions of Obligations of LAC, CAC and Advatex. The obligation of LAC, CAC and Advatex to consummate the Mergers is subject to the following conditions prior to the Effective Date:

          (a) Logical and Color shall each be in compliance with their respective representations, warranties and covenants contained herein, and that LAC, CAC and Advatex shall each receive from Logical and Color a certificate to such effect from the Presidents of Logical and Color as of the Effective Date.

          (b) Neither Logical nor Color has suffered an uninsured loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially affect adversely their respective conditions, financial or otherwise, regardless of whether or not such loss shall have been insured.

          (c) No material transactions shall have been entered into by either Logical or Color other than transactions in the ordinary course of business between March 31, 2000 and the Effective Date, other than as referred to in this Agreement or in the schedules annexed, except with the prior written consent of Advatex.

          (d) Except as disclosed in this Agreement or in the schedules annexed hereto, that no material adverse change in the aggregate shall have occurred in the financial condition of either Logical or Color since March 31, 2000.

          (e) That none of the properties or assets of either Logical or Color shall have been sold or otherwise disposed of other than in the ordinary course of business during such period, except with the written consent of Advatex.

          (f) That Logical and Color shall have each performed and complied with the provisions and conditions of this Agreement on their respective part to be performed and complied with, and that the representations and warranties made by each of Logical and Color in this Agreement are true and correct, both when made and as of the Effective Date.

          (g) That all applicable filings and regulatory approvals required to be made or obtained by Logical and Color have been made or obtained.

          (h) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of both Logical and Color and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Advatex and its counsel have been delivered to Advatex.

          (i) That there shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Mergers.

          (j) The Reverse Split and Name Change are approved by the requisite vote of the stockholders of Advatex.

          (k) That Joseph P. Donnolo, G-V and their respective designees, along with Advatex, shall have entered into the Registration Rights Agreement substantially in the form of Exhibit C hereto ("Registration Rights Agreement").

          (l) That Advatex shall have received an opinion from counsel to each of Logical and Color, in form satisfactory to Advatex's counsel, that

               (1) Logical or Color, as applicable, has been duly organized and is a validly existing corporation in good standing under the laws of the state of its incorporation with full power and authority to own and operate its properties and to carry on its current and proposed business. Logical or Color, as applicable, is qualified as a foreign corporation in all jurisdictions where the business or ownership of assets so requires, except where the failure to so qualify does not have a material adverse effect on the business or corporation status of Logical or Color, as applicable.

               (2) Logical or Color, as applicable, has an authorized and outstanding capitalization as described in this Agreement and the schedules thereto.

               (3) This Agreement has been duly authorized, executed and delivered by Logical or Color, as applicable, and is a valid and binding obligation of Logical or Color, as applicable, legally enforceable against Logical or Color, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect, and to general equitable principles.

               (4) To such counsel's knowledge, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof by Logical or Color, as applicable, do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation, as amended, or the by-laws, as amended, of Logical or Color, as applicable, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which such counsel knows Logical or Color, as applicable, is a party or by which Logical or Color, as applicable, or any of its assets or properties is bound, or any law, order, rule or regulation, judgment, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Logical or Color, as applicable, or its business or any of its properties; and no consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the applicable Merger, except under state securities or "blue sky" laws, as to which no opinion need be expressed.

               (5) This Agreement and the transactions contemplated hereby have been duly authorized by appropriate corporate action of Logical or Color, as applicable, and that upon consummation of the applicable Merger, Advatex will be the sole owner of all of the equity interests in Logical or Color, as applicable.

               (6) The business of Logical or Color, as applicable, does not require it to be registered as an investment company or an investment adviser under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

          (m) Each of G-V, Advatex, Logical and Color shall have entered into that certain finders fee and investment banking agreement ("G-V Agreement") substantially in the form of Exhibit D attached hereto.

          (n) Both Mergers shall have been consummated and the Certificate of Merger filed.

          (o) U.S. Patent 5,834,150 shall have been duly, validly and irrevocably assigned to Logical.

     Compliance with the provisions of this paragraph shall be evidenced by the certificate of the President and Secretary of Logical or Color, as applicable.

     11. Conditions of Obligations of Logical and Color. The obligations of Logical and Color to consummate the Mergers are subject to the following conditions prior to the Effective Date:

          (a) That LAC, CAC and Advatex are in compliance with their respective representations, warranties and covenants contained herein, and that Logical and Color shall receive from each of LAC, CAC and Advatex a certificate to such effect from the President of each of LAC, CAC and Advatex as of the Effective Date.

          (b) That LAC, CAC and Advatex shall not have suffered any loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

          (c) That no material transactions shall have been entered into by LAC, CAC or Advatex other than transactions in the ordinary course of business since March 31, 2000, other than as referred to in this Agreement, except with the prior written consent of Logical and Color.

          (d) That no material adverse change shall have occurred in the financial condition of LAC, CAC or Advatex since March 31, 2000, other than as referred to in this Agreement.

          (e) That none of the properties or assets of LAC, CAC or Advatex shall have been sold or otherwise disposed of other than in the ordinary course of business since March 31, 2000, except with the prior written consent of Logical and Color.

          (f) That LAC, CAC and Advatex shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with, and that the representations and warranties made by LAC, CAC and Advatex herein are true and correct.

          (g) That all applicable filings and regulatory approvals required to be made or obtained by Advatex have been made or obtained, including, but not limited to, all periodic reports on Form 10-Q and Form 10-K under the Securities Exchange Act of 1934, as amended.

          (h) That Advatex shall have held a meeting of its Board of Directors at which meeting all of its directors shall have resigned seriatim and the persons designated by Logical and Color shall have been elected as directors of Advatex, all subject to the consummation of the Mergers.

          (i) That Donnolo shall have entered into an agreement prohibiting him from selling into the public market any Advatex Common Shares beneficially owned by him for a period, subject to the next succeeding sentence, equal to nine (9) months from the Effective Date, in the form annexed hereto as Exhibit E (the "Lock-Up"). The Lock-Up shall not apply to any private sale by Donnolo of any Advatex Common Shares beneficially owned by him, provided that the transferree of such shares shall purchase such shares subject to the Lock-Up. The Lock-Up shall terminate at such time as any former director, officer or five percent stockholder of Logical or Color, or officer, director or five percent stockholder of Advatex following the Mergers, shall have any shares of Advatex Common Stock beneficially owned by him or her registered with the Commission for resale or shall otherwise be permitted to sell such shares of Advatex Common Stock beneficially owned by him or her into the public market, whether under Rule 144 under the Securities Act or otherwise.

          (j) That Logical and Color shall have received an opinion from counsel to LAC, CAC and Advatex in form satisfactory to Logical and Color's counsel, that:

               (1) Advatex has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its current and proposed business. Advatex is not qualified as a foreign corporation in any other jurisdiction and the failure to so qualify does not have a material adverse effect on the business, properties or operations of Advatex.

               (2) LAC and CAC have been duly incorporated and are validly existing corporations in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate their respective properties and to carry on their current and proposed businesses. LAC and CAC are not qualified as foreign corporations in any other jurisdiction and the failure to so qualify does not have a material adverse effect on the business, properties or operations of LAC or CAC.

               (3) This Agreement has been duly authorized, executed and delivered by Advatex, LAC and CAC, and is a valid and binding obligation of LAC, CAC and Advatex, legally enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect, and to general equitable principles.

               (4) This Agreement and the transactions contemplated hereby have been duly authorized by appropriate corporate action of LAC, CAC and Advatex.

               (5) To such counsel's knowledge, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions therein contemplated, nor compliance with the terms of each thereof by LAC, CAC and Advatex do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, their respective certificates of incorporation, as amended, or the bylaws, as amended, of LAC, CAC or Advatex, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which such counsel knows LAC, CAC or Advatex is a party or by which, to the knowledge of such counsel, LAC, CAC or Advatex or any of their respective assets or properties are bound, or to the knowledge of such counsel, any law, order, rule or regulation, judgment, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over LAC, CAC or Advatex or its respective business or any of its properties; and no consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the Mergers, except under state securities or "blue sky" laws, as to which no opinion need be expressed.

               (6) No consent or approval by any governmental authority which has not been obtained is required to be obtained in connection with the consummation of this Agreement by LAC, CAC or Advatex.

     Compliance with the provisions of this paragraph shall be evidenced by the certificate of the President and Secretary of each of LAC, CAC and Advatex to be delivered at Closing.

     12. Abandonment. This Agreement and the Mergers may be abandoned (a) by any of the Companies, acting by its Board of Directors by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Mergers is subject, or (b) by the consent of all the Companies, acting each by its Board of Directors, at any time after such adoption by such stockholders and prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Companies, their respective Board of Directors or any other party to this Agreement.

     13. Closing or Termination. In the event the Closing of this Agreement shall not take place by July 31, 2000, due to failure of any condition of closing required herein, then any party shall have the right to terminate this Agreement, upon written notice to the other parties, in which event no party shall have any further right or obligation as against any other. If either Logical or Color shall fail to close for any reason other than solely as a result of the failure of any condition of closing required herein to be performed on the part of LAC, CAC or Advatex, then Logical and Color, jointly and severally, shall pay to Advatex the reasonable costs for legal fees incurred in connection with the proposed Mergers, such sum not to exceed $25,000, plus reasonable disbursements.

     Any party to this Agreement may, at any time within 30 days after the execution and delivery of this Agreement, terminate this Agreement upon written notice to the other parties, if, in its reasonable discretion, it is unsatisfied with the results of its due diligence examination.

     14. Delivery of Corporate Proceedings of Advatex, CAC and LAC. At the Closing, Advatex, LAC and CAC shall deliver to counsel for both Logical and Color, the originals of all of the corporate proceedings of Advatex, LAC and CAC, duly certified by their respective Secretaries, relating to this Agreement.

     15. Delivery of Corporate Proceedings of Logical and Color. At the Closing, Logical and Color shall deliver to counsel for Advatex, LAC and CAC the originals of all of the corporate proceedings of Logical and Color, duly certified by their respective Secretaries, relating to this Agreement.

     16. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

     17. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

     18. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Delaware, and shall be construed and enforced in accordance with the laws of such State without regard to conflicts of laws thereof.

     19. Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, nationwide overnight delivery service or by personal delivery to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party. Such notice or communication shall be deemed given five business days following deposit in the U.S. mails with respect to communication by certified mail, the next business day if by overnight delivery service, and upon personal delivery against receipt therefor if by personal delivery.

     20. Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

     21. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

     22. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

     23. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

     24. Reliance on Certificates. In rendering any opinion referred to herein, counsel for the parties hereto may rely, as to any factual matters involved in their respective opinions, on certificates of public officials and of corporate and company officers, and on such other evidence as such counsel may reasonably deem appropriate and, as to the matters governed by the laws of jurisdictions other than the United States or the States of Delaware, California and Georgia, an opinion of local counsel in such other jurisdiction(s), which counsel shall be satisfactory to the other parties in the exercise of their reasonable discretion.

     25. Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.



                                 ADVATEX ASSOCIATES, INC.


                                 By:
                                 ----------------------------------------------
                                 Joseph P. Donnolo, Chairman, President
                                 and Chief Executive Officer



                                 LOGICAL ACQUISITION CORP.


                                 By:
                                 ----------------------------------------------
                                 Joseph P. Donnolo, President



                                 COLOR ACQUISITION CORP.


                                 By:
                                 ----------------------------------------------
                                 Joseph P. Donnolo, President



                                 LOGICAL IMAGING SOLUTIONS, INC.


                                 By:
                                 ----------------------------------------------
                                 Michael W. Brennan, President



                                 COLOR IMAGE, INC.


                                 By:
                                 ----------------------------------------------
                                 Dr. Sue-Ling Wang, President

                             SCHEDULES AND EXHIBITS

Schedules
---------

Schedule of Exceptions

Schedule A        List of Stockholders and Warrant holders of Logical

Schedule B        List of Stockholders of Color

Schedule C        List of Logical Contracts

Schedule D        List of Color Contracts

Schedule E        Logical Intellectual Properties

Schedule F        Color Intellectual Properties

Schedule G        List of Advatex Contracts Not Contained in SEC Filings

Schedule H        List of Advatex Record Stockholders



Exhibits
--------

Exhibit A         Certificate of Merger for Logical Merger

Exhibit B         Certificate of Merger for Color Merger

Exhibit C         Form of Registration Rights Agreement

Exhibit D         Form of G-V Agreement

Exhibit E         Form of Lock-Up